June 27, 2006

Dear Fellow Heinz Shareholder:

Attached please find our updated discussion materials for H.J. Heinz Company. These materials provide additional information on Trian’s principals and their recommended actions to improve shareholder value at Heinz. The materials also address the Company’s missteps during the eight-year reign of Chairman, President and Chief Executive Officer, William R. Johnson, during which time the Company’s share price declined from $54.50 to $33.70 despite five restructuring plans.

The Trian Group believes that the Heinz Board’s credibility must be restored now though the addition of new independent directors who will act in the best interests of all shareholders and will be committed to holding management accountable for the Company’s performance going forward.

We are happy to answer any questions you may have about our discussion materials and/or our intentions to conduct a proxy solicitation to elect five nominees to Heinz’s twelve-member Board of Directors at its upcoming annual meeting. Please feel free to contact us.

Sincerely,

Nelson Peltz	Peter May	Ed Garden

Trian Contact Information
Investor questions: Ed Garden: egarden@triarc.com Josh Frank: jfrank@triarc.com

Informational website: www.enhanceheinz.com

THIS LETTER, INCLUDING ATTACHMENTS, IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS LETTER, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF TRIAN FUND MANAGEMENT, L.P. AND SANDELL ASSET MANAGEMENT CORP. (COLLECTIVELY WITH THE FUNDS AND ACCOUNTS UNDER THEIR MANAGEMENT, THE "TRIAN GROUP"), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO H.J. HEINZ COMPANY (THE "ISSUER").

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS LETTER ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE TRIAN GROUP ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

MEMBERS OF THE TRIAN GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE TRIAN GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS LETTER DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS LETTER TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MEMBERS OF THE TRIAN GROUP CURRENTLY OWN AN AGGREGATE OF APPROXIMATELY 5.5% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE TRIAN GROUP INCLUDES FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE TRIAN GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

ON JUNE 22, 2006, TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE "PARTICIPANTS") FILED A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H.J. HEINZ COMPANY. PRIOR TO THE ANNUAL MEETING, WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD WILL BE MAILED TO SHAREHOLDERS OF H. J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. HEINZ SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER MATERIALS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2006.